UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

985 Poinsettia Ave., Suite A Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

Registrant’s telephone number, including area code: 877-505-3589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03  Amendments of Articles of Incorporation; Change in Fiscal Year.

On August 10, 2017, Flux Power Holdings, Inc. (the “Company”) filed a certificate of amendment (the “Certificate”) to its articles of incorporation with the State of Nevada effectuating a reverse split of the Company’s common stock at a ratio of 1 for 10 (the “Reverse Stock Split”). The Reverse Stock Split became effective in the State of Nevada on August 18, 2017. The holder of a majority of the shares of common stock of the Company had previously approved the Reverse Stock Split on July 7, 2017.

The Reverse Stock Split was announced on the Daily List maintained by Financial Industry Regulatory Authority, Inc. on August 17, 2017, and took effect at the open of business on August 18, 2017. The temporary new symbol is FLUXD. The “D” will be removed 20 business days from August 18, 2017. As a result of the Reverse Stock Split, each ten (10) shares of common stock issued and outstanding prior to the Reverse Stock Split has been converted into one (1) share of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock have been proportionally adjusted. No fractional shares have been issued in connection with the Reverse Stock Split. If, as a result of the Reverse Split, a stockholder would otherwise have been entitled to a fractional share, each fractional share was rounded up. Following the Reverse Stock Split, the Company’s authorized number of shares of Company’s common stock and preferred stock remains the same, with approximately 25.1 million shares of common stock issued and outstanding. In connection with the Reverse Stock Split, the Company’s CUSIP number has been changed to 344057 203.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On August 17, 2017, the Company issued a press release with respect to the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Certificate of Amendment to the Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on August 10, 2017

99.1 Press Release dated August 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Flux Power Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017

FLUX POWER HOLDINGS, INC. A Nevada Corporation

	By:	/s/ Ron Dutt
	Name:	Ron Dutt
	Title:	Chief Executive Officer and Interim Chief Financial Officer